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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    June 4, 2001 (June 4, 2001)
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                            Verso Technologies, Inc.
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             (Exact name of registrant as specified in its charter)



      Minnesota                    0-22190                       41-1484525
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   (State or other         (Commission File Number)          (IRS Employer
   jurisdiction of                                            Identification
    incorporation)                                            Number)


  400 Galleria Parkway, Suite 300, Atlanta, Georgia               30326
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:   (678) 589-3500
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Item 5.  Other Events

     On June 4, 2001, Verso Technologies, Inc., a Minnesota corporation (the "Company"), announced that it had entered into a Stock Purchase Agreement (the "NACT Purchase Agreement") with WA Telcom Products Co., Inc., a Delaware corporation ("WA Telcom"), pursuant to which the Company has agreed to buy from WA Telcom all of the outstanding capital stock of NACT Telecommunications, Inc., a Delaware corporation ("NACT"), for an aggregate purchase price of approximately $19,500,000 (the "Purchase Price"), subject to adjustment (the "NACT Stock Purchase"). NACT is a provider of advanced telecommunications switching platforms with integrated applications software and network telecommunications capabilities.

     The Purchase Price is payable in two installments, with the first installment to be paid on the closing date of the NACT Stock Purchase (the "Closing Date") and the second installment to be paid on March 31, 2002. On the Closing Date, the Company will pay to WA Telcom (i) $200,000 currently held in escrow, plus (ii) $13,960,170. On March 31, 2002, the Company will pay to WA Telcom $5,339,830 less any amounts, not in excess of $1,000,000, owed to the Company by WA Telcom pursuant to the indemnification provisions of the NACT Purchase Agreement.

     In addition to the Purchase Price, within ten (10) days after the date on which the Company files its annual report for the fiscal year ended December 31, 2001 with the Securities and Exchange Commission (the "SEC"), but in no event later than April 15, 2002, the Company will pay WA Telcom contingent consideration of (i) 2,437,500, if NACT's gross revenues for the year ended December 31, 2001 equal or exceed $34.0 million, and (ii) $2,437,500, if NACT has successfully deployed its voice over Internet protocol technology on or before September 30, 2001 according to the criteria specified in the NACT Purchase Agreement. The contingent consideration is also subject to adjustment as described in the NACT Purchase Agreement.

     If, on or before Closing Date, WA Telcom has not received a release from certain executives of NACT releasing WA Telcom and NACT of all obligations and liabilities they may owe to those executives, the Company will increase the Purchase Price by an additional $500,000 in the aggregate and WA Telcom will waive the condition to the consummation of the NACT Stock Purchase that WA Telcom receive a release from such executives. The Purchase Price may also be reduced if NACT is required to pay certain sums claimed to be owed by certain of its creditors.

     The NACT Purchase Agreement contains representations, warranties, covenants and agreements customary for transactions similar to the NACT Stock Purchase and also includes indemnification provisions whereby each party thereto is obligated to indemnify the other for breaches of or inaccuracies in the representations and warranties set forth therein. NACT and WA Telcom have also agreed to share equally certain fees, costs, expenses and damages that may be incurred in connection with certain litigation involving NACT. The NACT Purchase Agreement may be terminated by either party if the representations and warranties of the other party are inaccurate in any material respect or the other party fails to perform its material obligations and fails to cure such breach within 15 days after notice from the terminating party. Either party may also terminate the NACT Purchase Agreement if the NACT Stock Purchase is not completed by July 30, 2001, or if a court enjoins or prohibits the consummation of the NACT Stock Purchase.

     WA Telcom is currently operating as a debtor in possession under Chapter 11 of the United States Bankruptcy Code. Consummation of the NACT Stock Purchase is subject to the approval of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, through entry of an order reasonably acceptable to the Company and WA Telcom approving the NACT Stock Purchase. There can be no assurance that the Bankruptcy Court will issue this order.


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     The foregoing descriptions of the NACT Stock Purchase and the NACT Purchase
Agreement are qualified in their entirety by reference to the NACT Purchase Agreement which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) - (b)   Financial Statements and Pro Forma Financial Information.

                    None.

(c)   Exhibits.


          2.1 Stock Purchase Agreement dated as of June 4, 2001 between the Company, and WA Telcom Products Co., Inc. (Certain of the schedules and exhibits to the NACT Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S- K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

          99.1      Press Release dated June 4, 2001.



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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    VERSO TECHNOLOGIES, INC.



                                    By: /s/ Ben Cowart
                                       ---------------------
                                          Ben Cowart
                                           Vice President


Dated:  June 4, 2001






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                                  EXHIBIT INDEX

          2.1 Stock Purchase Agreement dated as of June 4, 2001 between the Company, and WA Telcom Products Co., Inc. (Certain of the schedules and exhibits to the NACT Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the Securities and Exchange Commission upon request.)

          99.1      Press Release dated June 4, 2001.